Danimer Scientific Takes Action to Strengthen Capital Structure

–Announces Issuance of $11,250,000 Super Senior Secured Promissory Note

BAINBRIDGE, GA – December 17, 2024 – Danimer Scientific, Inc. (NYSE: DNMR) (“Danimer” or the “Company”), a leading next generation bioplastics company focused on the development and production of biodegradable materials, today announced that the Company issued a super senior secured promissory note (the “Secured Loan”) in an aggregate principal amount of $11,250,000 to certain lenders under its existing term loan financing agreement, as well as certain additional lenders. The Secured Loan provides for $11,250,000 gross proceeds, less fees and expenses. The Secured Loan has a two-year maturity and accrues interest at 15.0% per annum, which interest is payable in kind.

The Secured Loan provides liquidity and strengthens the Company’s balance sheet as it remains focused on providing its customers with its innovative polyhydroxyalkanoate (PHA) and polylactic acid (PLA) products, which are used in the creation of biodegradable plastics alternatives.

“Our world-class science and cutting-edge innovations in bioplastics have positioned us at the forefront creating sustainable and biodegradable plastic alternatives. We continue to work with our customers to launch the recently reported significant cutlery award that is progressing well and we anticipate reaching the full annual run rate in mid-2025. Consistent with our end customer’s ramp plan, we have received orders for over 365,000 pounds of cutlery resin and film resin to date,” said Richard N. Altice, Interim Chief Executive Officer of Danimer. “We look forward to working with our lenders and other stakeholders and staying focused on ramping up our production and combatting non-degradable plastics waste.”

About Danimer Scientific

Danimer is a pioneer in creating more sustainable, more natural ways to make plastic products. For more than a decade, its renewable and sustainable biopolymers have helped create plastic products that are biodegradable and compostable and return to nature instead of polluting our lands and waters. Danimer’s technology can be found in a vast array of plastic end-products that people use every day. Applications for its biopolymers include additives, aqueous coatings, fibers, filaments, films and injection-molded articles, among others. Danimer holds more than 480 granted patents and pending patent applications in more than 20 countries for a range of manufacturing processes and biopolymer formulations. For more information, visit https://danimerscientific.com.

Advisors

Centerview Partners LLC is serving as financial advisor and Vinson & Elkins, L.L.P. is serving as legal advisor to Danimer.

Forward‐Looking Statements

Please note that this press release may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding expectations for the full year 2024 capital expenditures, Adjusted EBITDA and liquidity, 2024 capital expenditures, Adjusted EBITDA and liquidity, and statements regarding expected PHA revenue growth. Forward-looking statements are made based on expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. The Company cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer demand on our products; our ability to maintain sufficient liquidity by realizing near-term revenue growth and related cash returns and preserving cash until such cash returns, if any are obtained; the effect on our borrowing facilities of an event of default, including if an Annual Report on Form 10-K contains a Report of Independent Registered Public Accounting Firm that includes disclosure regarding going concern; our ability to maintain our exchange listing; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of the Company's customers; the Company's ability to implement its business strategy, including, but not limited to, its ability to expand its production facilities and plants to meet customer demand for its products and the timing thereof; risks relating to the uncertainty of the projected financial information with respect to the Company; the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to our products; the Company’s exposure to product liability or product warranty claims and other loss contingencies; the outcomes of any litigation matters; the impact on our business, operations and financial results from the ongoing conflicts in Ukraine and the Middle East; the impact that global climate change trends may have on the Company and its suppliers and customers; the Company's ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; the ability of our information technology systems or information security systems to operate effectively, including as a result of security breaches, viruses, hackers, malware, natural disasters, vendor business interruptions or other causes; our ability to properly maintain, protect, repair or upgrade our information technology systems or information security systems, or problems with our transitioning to upgraded or replacement systems; the impact of adverse publicity about the Company and/or its brands, including without limitation, through social media or in connection with brand damaging events and/or public perception; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize potential net operating loss carryforwards; and changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

Investor Relations and Media

Blake Chamblee

Phone: 770-337-6570

ir@danimer.com